EUREKA FINANCIAL CORP.

3455 Forbes Avenue
Pittsburgh, PA 15213-3253

Phone: (412) 681-8400
Fax: (412) 681-6625
www.eurekabancorp.com

                                                    Contact:   Edward F. Seserko

                                                               President and CEO
                                                                  (412) 681-8400

                                                           For Immediate Release
                                                                November 3, 2003



                 EUREKA FINANCIAL CORPORATION ANNOUNCES EARNINGS
            FOR THE FOURTH QUARTER AND YEAR ENDED SEPTEMBER 30, 2003



Pittsburgh, Pennsylvania - Eureka Financial Corporation, (the "Company"), Pittsburgh, Pennsylvania, announced earnings for the fourth quarter and year ended September 30, 2003. For the quarter ended September 30, 2003, the Company earned $185,000, or $.15 diluted earnings per share, as compared to earnings of $212,000, or $.17 diluted earnings per share, for the quarter ended September 30, 2002. For the year ended September 30, 2003, the Company earned $795,000, or $.63 diluted earnings per share, as compared to earnings of $834,000, or $.66 diluted earnings per share, for the year ended September 30, 2002.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades on the electronic bulletin board under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                          EUREKA FINANCIAL CORPORATION
                             Selected Financial Data
                  (Dollars in thousands except per share data)
                  --------------------------------------------


                                                     September 30, September 30,
                                                           2003          2002
                                                     ---------------------------

Total assets                                         $   83,321    $   79,266
Cash and investments                                     28,042        25,212
Loans receivable, net                                    53,288        52,142
Deposits                                                 61,840        57,409
Total liabilities                                        64,250        60,125
Stockholders' equity                                 $   19,071    $   19,141

Nonaccrual loans                                     $      377    $      293
Repossessed real estate                                       0             0
Total nonperforming assets                           $      377    $      293

Allowance for loan losses to nonperforming loans         129.71%       165.53%
Nonperforming loans to net loans                           0.71%         0.56%
Nonperforming loans to total assets                        0.45%         0.37%
Book value per share                                 $    15.55    $    15.44
Number of common shares outstanding                   1,226,538     1,239,318


                                                     Three Months Ended             Year Ended
                                                       September 30,               September 30,
                                                      -----------------          -----------------
                                                       2003     2002               2003     2002
                                                      ------   ------             ------   ------

Interest income                                       $1,190   $1,220             $4,699   $4,811
Interest expense                                         402      460              1,665    1,940
                                                      ------   ------             ------   ------
  Net interest income                                    788      760              3,034    2,871
Provision for loan losses                                 10       15                 10       60
                                                      ------   ------             ------   ------

Net interest income after provision for loan losses      778      745              3,024    2,811
Noninterest income                                        25       27                105       98
Noninterest expense                                      561      505              2,132    1,837
                                                      ------   ------             ------   ------

Income before income taxes                               242      267                997    1,072
Income tax expense                                        57       55                202      238
                                                      ------   ------             ------   ------

Net income                                            $  185   $  212             $  795   $  834
                                                      ======   ======             ======   ======
